UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1450 Brickell Avenue, 31st Floor
Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WHF	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

Indenture

On August 24, 2023, WhiteHorse Finance, Inc. (the “Company”) entered into a third supplemental indenture (the “Third Supplemental Indenture”), between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), which supplements the base indenture, dated November 13, 2018 (together with the Third Supplemental Indenture, the “Indenture”) pursuant to which the Company offered and sold $30.0 million in aggregate principal amount of its 7.875% notes due 2028 (the “Notes”) in a registered public offering (the “Offering”).

The Notes will mature on September 15, 2028 and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2025. The Notes bear interest at a rate of 7.875% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2023. The Notes will be the Company’s direct, unsecured obligations and will rank pari passu in right of payment with the Company’s current and future unsecured unsubordinated indebtedness, senior to any of the Company’s future indebtedness that expressly states it is subordinated in right of payment to the Notes, effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured, but to which the Company subsequently grants security) to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries, financing vehicles, or similar facilities. The Company expects the Notes to begin trading on the Nasdaq Global Select Market within 30 days of the original issue date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, after giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (“SEC”) and subject to certain other exceptions. Holders will not have the option to have the Notes repaid prior to the stated maturity date. These covenants are subject to important limitations and exceptions that are described in the Indenture.

As previously disclosed, the Offering was made pursuant to the Company’s shelf registration statement on Form N-2, as amended (File No. 333-265864), initially filed with the SEC on June 27, 2022, and declared effective on August 2, 2022, as supplemented by a preliminary prospectus supplement, dated August 16, 2023 and a final prospectus supplement, dated August 17, 2023, each previously filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there by any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Offering closed on August 24, 2023.

The net proceeds to the Company were approximately $28.8 million, based on the public offering price per Note of 100.0% of the aggregate principal amount thereof, after deducting the underwriting discounts and commissions of $0.9 million payable by the Company and estimated offering expenses of approximately $0.3 million payable by the Company. The Company intends to use all or substantially all of the net proceeds from the Offering to repay amounts outstanding under its senior secured revolving credit facility, to fund new investments in accordance with the Company’s investment objective and strategies and for general corporate purposes.

The foregoing descriptions of the Third Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Third Supplemental Indenture and the form of global note representing the Notes, filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated August 24, 2023, between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).
4.2	Form of 7.875% Notes due 2028 (included in Exhibit 4.1 hereto).
5.1	Opinion of Dechert LLP.
23.1	Consent of Dechert LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2023

WHITEHORSE FINANCE, INC.

By:	/s/ Joyson C. Thomas
Joyson C. Thomas
Chief Financial Officer